UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
THE CHARLES SCHWAB FAMILY OF FUNDS
SCHWAB CAPITAL TRUST
SCHWAB INVESTMENTS
SCHWAB ANNUITY PORTFOLIOS

(Name of Registrant as Specified In Its Charter)

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Communications channel	Posting on Schwab Advisor Center

Element	Copy	Visual/notes
Headline	Important Proxy Information About Schwab and Laudus Funds

Body copy	Shareholders of Schwab and Laudus Funds have recently received a proxy package asking them to elect nine trustees to serve on the board that will oversee both the Schwab Funds and Laudus Funds. This election is an effort to consolidate oversight of the Schwab and Laudus funds, which management believes will lead to more efficient fund oversight. Proxy packages have been sent to shareholders via email or hard copy.

Every Vote Counts

No matter how many shares your clients may own, their voices are important. The Trustees of Schwab and Laudus Funds believe this proposal is in the best interests of shareholders and recommend a vote for each of the nominees. If you have clients in the Schwab and Laudus Funds, please encourage them to vote as soon as possible. Shareholders must submit their votes by 11:59 pm Eastern on December 13, 2009. The Special Meeting of Shareholders will be held on December 14, 2009 at 8:30 am Pacific Time.

Learn More

To learn more about these important proxy packages, please visit www.schwabfunds.com or www.laudusfunds.com. (LAU002115) (1009-11538) EXP. 12/31/09

Disclosure/legal copy	Investors should consider carefully information contained in the prospectus, including investment objectives, risks, charges and expenses. You can request a prospectus for Schwab Funds® by calling 877-824-5615, or for Laudus Funds by calling 866-452-8387. Please read the prospectuses carefully before investing.

FOR INSTITUTIONAL USE ONLY.

Laudus Funds include the Laudus Rosenberg Funds, the Laudus Mondrian Funds and the Laudus Growth Investors Fund, which are part of the Laudus Trust and Laudus Institutional Trust and distributed by ALPS Distributors, Inc. ALPS Distributors, Inc. and Charles Schwab & Co., Inc. are unaffiliated entities.

©2009 Charles Schwab & Co., Inc. (“Schwab”). All rights reserved. Member SIPC. Schwab Advisor Services™ serves independent investment advisors and includes the custody, trading and support services of Schwab. Charles Schwab Investment Management, Inc. and Charles Schwab & Co., Inc. are separate but affiliated companies and subsidiaries of The Charles Schwab Corporation.
AHA! | 360.750.1680 | WWW.AHA-WRITERS.COM

Complex Wide Proxy Email
[Subject Line ]
Important Proxy Information for Schwab and Laudus Funds
[Header Option]
Proxy Packages for Shareholders of Schwab and Laudus Funds
•	Proxy packages sent to shareholders of Schwab and Laudus Funds

•	Shareholders are being asked to elect trustees to oversee both fund complexes

•	Special shareholder meeting on December 14th
[Body Copy]
As always, we remain committed to keeping you up to date on important information that affects Schwab and Laudus funds. In the coming weeks, shareholders of the two fund complexes will be receiving proxy packages asking them to elect nine trustees to serve on the combined board of trustees for the Schwab and Laudus Funds. We believe that this change will benefit our shareholders by consolidating board oversight of all Schwab and Laudus Funds for more efficient oversight.
Shareholders will be notified of the election via email or hard copy mail. Shareholders must submit their votes by 11:59 pm Eastern on December 13, 2009. The Special Meeting of Shareholders will be held on December 14, 2009 at 8:30 am Pacific Time.
Encourage Your Clients to Vote
If you have clients in the Schwab and Laudus funds, please encourage them to vote. No matter how many shares your clients may own, their voices are important. All votes should be received before the special shareholder meeting in December.
Learn More
To learn more about this important proxy package and to review the proxy statement, please visit www.schwabfunds.com or www.laudusfunds.com.
Investors should consider carefully information contained in the prospectus, including investment objectives, risks, charges and expenses. You can request a prospectus for Schwab Funds® by calling 877-824-5615, or for Laudus Funds by calling 866-452-8387. Please read the prospectuses carefully before investing.
FOR INSTITUTIONAL USE ONLY.
Laudus Funds include the Laudus Rosenberg Funds, the Laudus Mondrian Funds and the Laudus Growth Investors Fund, which are part of the Laudus Trust and Laudus Institutional Trust and distributed by ALPS Distributors, Inc. ALPS Distributors, Inc. and Charles Schwab & Co., Inc. are unaffiliated entities.
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Charles Schwab & Co., Inc., 211 Main Street, San Francisco, CA 94105
AHA! | 360.750.1680 | WWW.AHA-WRITERS.COM

©2009 Charles Schwab & Co., Inc. (“Schwab”). All rights reserved. Member SIPC. Schwab Advisor Services™ serves independent investment advisors and includes the custody, trading and support services of Schwab. Charles Schwab Investment Management, Inc. and Charles Schwab & Co., Inc. are separate but affiliated companies and subsidiaries of The Charles Schwab Corporation.
LAU002114 (1009-11538) EML52783 EXP: 12/31/09 (11/09)
AHA! | 360.750.1680 | WWW.AHA-WRITERS.COM

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